EXHIBIT 10(c)

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                          UNSECURED INDEMNITY AGREEMENT

                                  DEFINED TERMS
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Execution Date:                Loan:

December 17, 2002              A first mortgage loan in the amount of $85,000,000.00 from Lender to Borrower.
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Borrower:
The Borrower is Koger Ravinia, LLC, a Delaware limited liability company, whose address is 433 Plaza Real, Suite 335, Boca Raton, Florida 33432.

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Liable Parties:
Koger Equity, Inc., a Florida corporation, whose address is 433 Plaza Real, Suite 335, Boca Raton, Florida 33432.

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Lender & Address:
Metropolitan Life Insurance Company                           and       Metropolitan Life Insurance Company
10 Park Avenue                                                          2400 Lakeview Parkway, Ste 400
Morristown, New Jersey   07960                                          Alpharetta, Georgia 30004
Attention:  Senior Vice-President                                       Attention:   Vice-President or
Real Estate Investments                                                           Associate General Counsel

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Note: A Promissory Note executed by Borrower in favor of Lender in the amount of the Loan dated as of even date herewith. Deed To Secure Debt: A Deed To Secure
Debt and Security Agreement dated as of even date herewith executed by Borrower to Lender securing repayment of the Note to be recorded in the records of the County in which the Property is located.
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


This Unsecured Indemnity Agreement (the "Agreement") is entered into as of the Execution Date by Borrower (who is also referred to collectively in this Agreement as "Indemnitors" and individually as an "Indemnitor"), in favor of Lender, with reference to the following facts:

                                 R E C I T A L S
         A. Lender has loaned or will loan to Borrower the Loan. Payment of the
Note is secured by the Deed To Secure Debt. The Deed To Secure Debt encumbers the real property more particularly described in Exhibit A to this Agreement and other property referred to in the Deed To Secure Debt and this Agreement as the "Property".

         B. As a condition to making the Loan, Lender requires Indemnitors to indemnify and hold Indemnitee (as defined in Section 2 of this Agreement) harmless from any Environmental Claim as defined below. Indemnitee would not make the Loan without this Agreement and Indemnitors acknowledge and understand that this Agreement is a material inducement for Lender's agreement to make the Loan.


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         NOW THEREFORE, in consideration of the premises and for other consideration, Indemnitors jointly and severally agree as follows:

1. Defined Terms. Capitalized terms which are not defined in this Agreement shall have the meanings set forth in the Deed To Secure Debt.

2. Definitions. For purposes of this Agreement, the following terms shall have the following meanings:

     (a) "Environmental Claim" shall mean any claim, demand, action, suit, loss, cost, damage, fine, penalty, expense, liability, judgment, proceeding, or injury that seeks to impose costs or liabilities, including any consequential damages, directly or indirectly related to the Property, for

                    (i) pollution or contamination of the air, surface water, ground water, or land;

                    (ii) solid, gaseous, or liquid waste generation, handling, treatment, storage, disposal, or transportation;

                    (iii) the presence or alleged release of Hazardous Materials on or under the Property, the soil, groundwater, or soil vapor on or under the Property, or the migration or alleged spreading of Hazardous Materials from the Property, whether or not known to Indemnitors, regardless of the source of such presence or release or, except as expressly provided in this Agreement, regardless of when such release or presence occurred;

                    (iv) the manufacture, processing, distribution in commerce, use, or storage of Hazardous Materials;

                    (v) injury to or death of any person or persons arising from or in connection with Hazardous Materials;

                    (vi) destruction or contamination of any property connected with Hazardous Materials;

                    (vii) the removal of Hazardous Materials from the Property or the taking of necessary precautions to protect against the release of Hazardous Materials from or onto the Property including the air, ground water or surface water;

                    (viii) compliance with all Requirements of Environmental Law and/or any asserted breach or violation of any Requirements of Environmental Law;

                    (ix) any restriction on use, ownership, transferability as a result of Hazardous Materials;

                    (x) remedial, response, abatement, cleanup, investigative, and monitoring work in connection with any Hazardous Materials (collectively, the "Remedial Work"); and

                    (xi) the maintenance of a private or public nuisance or the conducting of an abnormally dangerous activity on or near the Property, in each case arising from or in connection with Hazardous Materials.

     (b) "Environmental Permit" means any permit, license, approval, or other authorization with respect to any activities, operations, or businesses conducted on the Property under any applicable law, regulation, or other requirement of the United States of America or any state, municipality, or other subdivision or jurisdiction related to pollution, protection of health or the environment, emissions, discharges, or releases or threatened releases of Hazardous Materials into ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, generation, treatment, storage, disposal, transportation, or handling of Hazardous Materials directly or indirectly related to the Property.

     (c) The term "Hazardous Materials" shall include without limitation the following:


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                         (i) Those substances included within the definitions of
"hazardous substances," "hazardous materials," "toxic substances," or "solid waste" in the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 ( 42 U.S.C. Sections 9601 et seq.) ("CERCLA"), as amended by Superfund Amendments and Reauthorization Act of l986 (Publ. L. 99-499 100 Stat.
1613) ("SARA"), the Resource Conservation and Recovery Act of 1976 (42 U.S.C. Sections 6901 et seq.) ("RCRA"), and the Hazardous Materials Transportation Act, 49 U.S.C. Sections 1801 et seq., and in the regulations promulgated pursuant to said laws, all as amended;

                    (ii) Those substances regulated under the Georgia Solid Waste Management Act (O.C.G.A. Section 12-8-20 et seq.), the Georgia Hazardous Waste Management Act (O.C.G.A. Section 12-8-60 et seq.), the Georgia Underground Storage Tank Act (O.C.G.A. Section 12-13-1 et seq.), the Georgia Hazardous Site Response Act (O.C.G.A. Section 12-8-90 et seq.) and in the regulations promulgated pursuant to such laws, all as;

                    (iii) Those chemicals known to cause cancer or reproductive toxicity, as published pursuant to applicable laws;


                     (iv) Those substances listed in the United States Department of Transportation Table (49 CFR 172.101 and amendments thereto) or by the Environmental Protection Agency (or any successor agency) as hazardous substances (40 CFR Part 302 and amendments thereto);

                    (v) Any material, waste or substance which is (A) petroleum,
(B) asbestos, (C) polychlorinated biphenyls, (D) designated as a "hazardous substance" pursuant to Section 311 of the Clean Water Act, 33 U.S.C. Section 1251 et seq. (33 U.S.C. Section 1321) or listed pursuant to Section 307 of the Clean Water Act (33 U.S.C. Section 1317); (E) a chemical substance or mixture regulated under the Toxic Substances Control Act of 1976, 15 U.S.C. Sections 2601 et seq.; (F) flammable explosives; or (G) radioactive materials; and

                    (vi) Such other substances, materials and wastes which are or become regulated as hazardous or toxic under applicable local, state or federal law, or the United States government, or which are classified as hazardous or toxic under federal, state, or local laws or regulations.

     (d) "Indemnitee" means (individually and collectively) Lender, its successors and assigns and affiliates and their respective officers, directors, shareholders and employees.

     (e) "Requirements of Environmental Laws" means all requirements of environmental, ecological, health, or industrial hygiene laws or regulations or rules of common law related to the Property, including, without limitation, all requirements imposed by any Environmental Permit, law, rule, order, or regulation of any federal, state, or local executive, legislative, judicial, regulatory, or administrative agency, which relate to (i) exposure to Hazardous Materials; (ii) pollution or protection of the air, surface water, ground water, land; (iii) solid, gaseous, or liquid waste generation, treatment, storage, disposal, or transportation; or (iv) regulation of the manufacture, processing, distribution and commerce, use, or storage of Hazardous Materials.

3. Indemnitor's Representations and Warranties to Indemnitee. Indemnitors represents and warrants to Indemnitee that:

     (a) Neither any portion of the Property nor Borrower is in violation of or subject to any existing, pending, or threatened investigation by any governmental authority under any Requirements of Environmental Laws.

     (b) Borrower has not and is not required by any Environmental Laws to obtain any permits or licenses to construct or use any portion of the Improvements, fixtures, or equipment on the Property.

     (c) Borrower's use of the Property has not resulted and will not result in the disposal or release of any Hazardous Materials on or to any portion of the Property.

     Borrower covenants that these representations and warranties shall be continuing and shall be true and correct from the Execution Date to the date of reconveyance of the Deed of Trust, or the extinguishment of the lien by foreclosure or action in lieu of foreclosure.


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4.       Indemnification.

     (a) Indemnitors shall protect, defend, indemnify, and hold harmless Indemnitee from and against all Environmental Claims.

     (b) In the event that any Remedial Work is reasonably necessary or desirable under the Requirements of Environmental Laws because of, or in connection with, an Environmental Claim, Indemnitors shall within thirty (30) days after written demand by Indemnitee (or such shorter period of time as may be required under Requirements of Environmental Laws), commence to perform, or cause to be commenced, and diligently prosecute to completion, all Remedial Work. All Remedial Work shall be performed by one or more contractors, approved in advance in writing by Indemnitee, and under the supervision of a consulting engineer approved in advance in writing by Indemnitee. All costs and expenses incurred by Indemnitee in connection with the Remedial Work shall be an Environmental Claim and shall be paid by Indemnitors. In the event Indemnitors do not timely commence, or cause to be commenced, or fail to diligently prosecute to completion, the Remedial Work, Indemnitee may, but shall not be required to, cause such Remedial Work to be performed and all costs and expenses incurred in connection the Remedial Work shall be an Environmental Claim under this Agreement.

     (c) Indemnitors shall not be liable under this Agreement to the extent of that portion of the costs and liabilities of any Environmental Claim attributable to an affirmative act of any Indemnitee which causes (i) the introduction and initial release of a Hazardous Material at the Property, or
(ii) material aggravation of a then existing Hazardous Material condition at the Property. In addition, if Indemnitee acquires ownership of the Property through a foreclosure, trustee's sale or deed in lieu of foreclosure, Indemnitors shall not be liable under this Agreement for that portion of costs and liabilities of an Environmental Claim which is attributable to the introduction and initial release of a Hazardous Material at the Property by any party, other than an Indemnitor, at any time after Indemnitee has acquired title to the Property. In all other circumstances, the liability of Indemnitors under this Agreement shall remain in full force and effect after a transfer of the Property and after Indemnitee acquires title to the Property, including without limitation with respect to any Hazardous Materials which are discovered at the Property after the date Indemnitee acquires title but which were actually introduced to the Property prior to the date of such acquisition, and with respect to any continuing migration or release of any Hazardous Materials which commenced prior to the date that Indemnitee acquires title.

5. Notice of Actions.

     (a) Borrower shall give immediate written notice to Indemnitee of (i) any proceeding, inquiry or notice by or from any governmental authority regarding Hazardous Materials, an Environmental Claim or a Requirement of Environmental Laws; (ii) all Environmental Claims; (iii) Borrower's discovery of any occurrence or condition on any real property adjoining or in the vicinity of the Property that could cause the Property or any part thereof to be in violation of a Requirement of Environmental Laws or subject to an Environmental Claim; and
(iv) Borrower's receipt of any notice or discovery of any information regarding the presence or existence of any Hazardous Material on, under, or about the Property, or any alleged breach or violation of any Requirements of Environmental Laws pertaining to Borrower or the Property.

     (b) Borrower shall deliver to Indemnitee copies of all Environmental Claims, and all orders, notices, permits, applications, reports, and other documents pertaining to the subject matter of the Environmental Claim.

6. Procedures Relating to Indemnification.

     (a) Indemnitors shall at their own cost, expense, and risk (i) defend all Environmental Claims that may be brought or instituted against any Indemnitee;
(ii) pay any judgment or decree that may be recorded against any Indemnitee in connection with any Environmental Claim; and (iii) reimburse Indemnitee for the cost of, or for any payment made by any of them, with respect to any reasonable expenses incurred in connection with the Hazardous Materials undertaken as a result of any Environmental Claims against any Indemnitee arising out of the obligations of Indemnitors under this Agreement.

     (b) Counsel selected by Indemnitors pursuant to Paragraph 6(a) shall be subject to the approval of the Indemnitee asserting a claim under this Agreement; provided, however, that any Indemnitee may elect to defend any Environmental Claim at the cost and expense of Indemnitors, if, in the judgment of the Indemnitee (i) the defense is not proceeding or being conducted in a satisfactory manner, or (ii) there is a conflict of interest between any of the parties to the Environmental Claim.


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     (c) Notwithstanding anything in this Agreement to the contrary, Indemnitors shall not, without the prior written consent of Indemnitors (which consent shall not be unreasonably withheld or delayed), (i) settle or compromise any Environmental Claim or consent to the entry of any judgment that does not include the delivery by the claimant or plaintiff to Indemnitee of a written release of Indemnitee (in form, scope and substance satisfactory to Indemnitee in its sole discretion) from all liability in respect of the Environmental
Claim; or (ii) settle or compromise any Environmental Claim in any manner that may materially and adversely affect Indemnitee as determined by Indemnitee in the good faith exercise of its discretion.

     (d) Indemnitee shall have the right to join and participate in, as a party if it so elects, any legal proceedings or actions in connection with the Property involving any Environmental Claim, any Hazardous Material or any Requirements of Environmental Laws. In any circumstance in which this indemnity applies, Indemnitee may employ its own legal counsel and consultants to prosecute, negotiate, or defend any claim, action, or cause of action, and Indemnitee shall have the right to compromise or settle the same in the exercise of its good faith discretion Indemnitors shall reimburse Indemnitee upon demand for all costs and expenses incurred by Indemnitee, including the amount of all costs of settlements entered into in good faith, and the reasonable fees and other costs and expenses of its attorneys and consultants, including without limitation those incurred in connection with monitoring and participating in any action or proceeding.

7. Independent Nature of Agreement. This Agreement is an independent obligation of each Indemnitor and is not intended to nor shall it secure payment of the Note or amounts due to Lender under the Deed To Secure Debt. The obligations of Indemnitors under this Agreement are not secured by the Deed To Secure Debt or any of the Loan Documents.

8. Survival of Agreement. This Agreement, and all rights and obligations under this Agreement, shall survive (i) performance and repayment of the Loan, (ii) reconveyance of the Deed To Secure Debt, and release of other security provided in connection with the Loan, and (iii) bankruptcy sale, or trustee's sale or foreclosure under the Deed To Secure Debt and/or any of the other Loan Documents (whether by deed or other assignment in lieu of foreclosure), and (iv) transfer of all of Lender's rights in the Loan, the Loan Documents, and the Property.

9. Rights of Contribution. Nothing contained in this Agreement shall prevent or in any way diminish or interfere with any rights and remedies, including without limitation, the right to contribution, which Indemnitee may have against Borrower or any other party under the Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 (codified at Title 42 U.S.C. Sections 9601 et seq.), as it may be amended from time to time, or any other applicable Federal or state laws.

10. Binding Effect. This Agreement shall be binding upon and benefit Indemnitors and Indemnitee and their respective heirs, personal representatives, successors and assigns. Any holder of the Note and any affiliate of Indemnitee which acquires all or part of the Property by any sale, assignment or foreclosure under the Deed To Secure Debt or by deed or other assignment in lieu of foreclosure shall be a successor of this Agreement. In no event shall any Indemnitee be bound by any obligations or liabilities of any Indemnitor even if any such Indemnitee acquires ownership of all or any part of the Property.

11. Liability of Indemnitors. The obligations of each Indemnitor under this Agreement shall be the joint and several obligations of each of them. The liability of Indemnitors under this Agreement shall not be limited or impaired by (i) any amendment or modification of the provisions of the Loan Documents to or with Lender by Borrower or any person who succeeds Borrower as owner of the Property or (ii) any extensions of time for performance required by any of the Loan Documents; (iii) any sale, assignment, or foreclosure of the Note or Deed To Secure Debt or any sale or transfer of all or part of the Property; (iv) any exculpatory provision in any of the Loan Documents limiting Lender's recourse to property encumbered by the Deed To Secure Debt or to any other security, or limiting Lender's rights to a deficiency judgment against Borrower (including, without limitation, Section 11 of the Note and Article IX of the Deed To Secure
Debt); (v) the release of Borrower or any other person or entity from performance or observance of any of the Loan Documents by operation of law, Indemnitee's voluntary act, or otherwise; or (vi) the release or substitution in whole or in part of any security for the Note.


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12. Waiver. Indemnitors waive any right or claim of right to cause a marshalling of the assets of Indemnitors or to cause Indemnitee to proceed against any of the security for the Loan or against any other person or entity before proceeding under this Agreement against Indemnitors or to proceed against Indemnitors in any particular order. Indemnitors agree that any payments required to be made under this Agreement shall become due on demand. Indemnitors expressly waive and relinquish all rights and remedies accorded by applicable law to indemnitors or guarantors. The indemnity provided for under this Agreement shall not be contingent upon the existence of any such rights of subrogation nor subject to any claims or defenses that may be asserted in connection with the enforcement or attempted enforcement of any subrogation rights, including, without limitation, any claim that the subrogation rights were abrogated by any acts of Indemnitee. Indemnitors agree to postpone the exercise of any rights of subrogation to the rights of Indemnitee against Indemnitors under this Agreement until the Loan shall have been paid in full.

13. Delay. No delay on the part of any Indemnitee in exercising any right, power, or privilege under this Agreement or any of the Loan Documents shall operate as a waiver of any such privilege, power or right.

14. Execution. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original.

15. Notices. All notices, consents, approvals, elections and other communications (collectively "Notices") under this Agreement shall be in writing and shall be deemed to have been duly given if mailed by United States registered or certified mail, with return receipt requested, postage prepaid, or by United States Express Mail or reputable overnight courier service to the parties at the addresses set forth in the Defined Terms (or at such other addresses as shall be given in writing by any party to the others pursuant to this Section) and shall be deemed complete upon receipt or refusal to accept delivery as indicated in the return receipt or in the receipt of such Express Mail or courier service.

16. Attorneys' Fees. In the event that any Indemnitor or any Indemnitee brings any suit or other proceeding with respect to the subject matter or enforcement of this Agreement, including, without limitation, in appellate proceedings or in any action or participation in, or in connection with, any case or proceeding under Chapter 7, 11 or 13 of the Bankruptcy Code, 11 United States Code Sections 101 et seq., or any successor statutes, the prevailing party (as determined by the court, agency or other authority before which such suit or proceeding is commenced) shall, in addition to such other relief as may be awarded, be entitled to recover reasonable attorneys' fees actually incurred, expenses and costs of investigation.

17. Successive Actions. Separate and successive actions may be brought under this Agreement to enforce any provision at any time and from time to time. No action under this Agreement shall preclude any subsequent action, and Indemnitors waive and covenant not to assert any defense in the nature of splitting of causes of action or merger of judgments.

18. Partial Invalidity. If any provision of this Agreement shall be determined to be unenforceable in any circumstances by an court of competent jurisdiction, then the balance of this Agreement shall be enforceable, and the subject provision shall be enforceable to the extent permitted.

19. Interest on Unpaid Amounts. All amounts required to be paid or reimbursed to any Indemnitee under this Agreement shall bear interest from the date of expenditure by the Indemnitee until paid. The interest rate shall be the lesser of (a) the Default Rate (as defined in the Note) and (b) the maximum rate then permitted for the parties to contract for under applicable law.

20. Governing Law. This Agreement and the rights and obligations of the parties under this Agreement shall in all respects be governed by, and construed and enforced in accordance with, the laws of the State in which the Property is located.




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IN WITNESS WHEREOF, Indemnitors have executed this Unsecured Indemnity Agreement under seal as of the Execution Date.

                                       KOGER RAVINIA, LLC,
                                       a Delaware limited liability company


                                       By:      /S/ Christopher L. Becker
                                          --------------------------------------
                                       Name:    Christopher L. Becker
                                       Title:   Vice President

                                       [Seal]






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                                    EXHIBIT A
                                LEGAL DESCRIPTION
                      THREE RAVINIA DRIVE, ATLANTA, GEORGIA




PARCEL ONE (FEE)


ALL THAT TRACT OR PARCEL OF LAND lying and being in Land Lot 347 of the 18th District of DeKalb County, Georgia, being more particularly described as follows:

TO FIND THE TRUE POINT OF BEGINNING, commence at a Georgia DOT concrete monument located on the northern right-of-way line of Interstate 285 (having a variable right-of-way width), 20.24 feet West of the northeastern right-of-way line of Ashford-Dunwoody Road (having a variable right-of-way width), and run thence N 80(Degree) 03' 05" E a distance of 20.24 feet to a point, thence N 80(degree) 03' 05" E a distance of 839.96 feet to a concrete right-of-way monument; thence N 69(degree) 56' 48" E a distance of 397.59 feet to a point; thence N 00(degree) 59' 05" E a distance of 223.60 feet to a point; thence N 89(degree) 00' 55" W a distance of 132.60 feet to a point, said point being the TRUE POINT OF BEGINNING. From the TRUE POINT OF BEGINNING as thus established, run thence N 89(degree) 00' 55" W a distance of 79.22 feet to a point; thence S 45(degree) 59' 05" W a distance of 46.48 feet to a point; thence N 44(degree) 00' 55" W a distance of 41.83 feet to a point, thence N 00(degree) 59' 05" E a distance of
111.72 feet to a point; thence N 20(degree) 58' 57" E a distance of 100.00 feet to a point; thence N 00(degree) 59' 05" E a distance of 131.32 feet to a point; thence N 11(degree) 59' 14" W a distance of 189.52 feet to a point; thence N 00(degree) 59' 05" E a distance of 145.57 feet to a point; thence N 89(degree) 00' 55" W a distance of 45.64 feet to a point, thence S 00(degree) 58' 41" W a distance of 12.44 feet to a point, thence N 89(degree) 01' 19" W a distance of
24.00 feet to a point, thence N 00(degree) 58' 41" E a distance of 63.00 feet to a point; thence N 26(degree) 04' 04" W a distance of 35.19 feet to a point, thence N 00(degree) 58' 41" E a distance of 137.00 feet to a point, thence N 88(degree) 41' 58" E a distance of 27.69 feet to a point, thence S 89(degree) 00' 55" E a distance of 242.00 feet to a point, thence S 00(degree) 59' 05" W with a distance of 683.67 feet to a point, thence S 20(degree) 58' 57" W a distance of 99.40 feet to a point, thence S 00(degree) 59' 05" W a distance of
106.90 feet to a point, said point being the TRUE POINT OF BEGINNING.

The above-described property contains 3.7595 acres (163,763 square feet) and is shown as Lot C on and described according to that certain Lot Designation Plat (Lot C) prepared for Ravinia III Associates Limited Partnership and Ticor Title Insurance Company by Hill-Fister Engineers, Inc., James R. Fister, G.R.L.S. No. 1821, dated September 14, 1989, recorded in Plat Book 90, page 38, DeKalb County, Georgia Records, which survey is incorporated herein and by this reference made a part hereof.




                                       8
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PARCEL TWO (DRAINAGE EASEMENT)


A perpetual non-exclusive easement for drainage over and across the following property:

ALL THAT TRACT OR PARCEL OF LAND lying and being in Land Lot 347 of the 18th District of DeKalb County, Georgia, being more particularly described as follows:

TO FIND THE TRUE POINT OF BEGINNING, commence at a Georgia DOT concrete monument located on the northern right-of-way line of Interstate 285 (having a variable right-of-way width), 20.24 feet west of the northeastern right-of-way line of Ashford-Dunwoody Road (having a variable right-of-way width), and run thence N 80(degree) 03' 05" E a distance of 20.24 feet to the point of intersection of the northern right-of-way line of Interstate 285 and the northeastern right-of-way line of Ashford-Dunwoody Road, run in a generally northwesterly and northeasterly direction along said northeastern right-of-way line at Ashford-Dunwoody Road the following courses and distances: N 48(degree) 10' 13" W a distance of 38.00 feet to a point, N 14(degree) 52' 32" W a distance of
25.00 feet to a point; N 11(degree) 44' 52" W a distance of 201.62 feet to a point; N 14(degree) 52' 30" W a distance of 158.10 feet to a point; along the arc of a 1001.75 foot radius curve an arc distance of 77.43 feet to a point (said arc being subtended by a chord bearing N 12(degree) 39' 39" W and having a length of 77.41 feet); N 07(degree) 50' 17" W a distance of 217.35 feet to a point N 00(degree) 46' 26" E a distance of 36.66 feet to a point; along the arc of a 1303.98 foot radius curve an arc distance of 181.44 feet to a point (said arc being subtended by a chord bearing N 09(degree) 02' 44" E and having a length of 181.29 feet); along the arc of a 1,292.982 foot radius curve an arc distance of 166.01 feet to a point, (said arc being subtended by a chord bearing N 23(degree) 14' 59" E and having a length of 165.90 feet); N 17(degree) 31' 00" E a distance of 192.5 feet to a point; N 69(degree) 14' 06" W a distance of 7.00 feet to a point; N 20(degree) 45' 35" E a distance of 247.16 feet to a point; thence departing said northeastern right-of-way line of Ashford-Dunwoody Road, run S 89(degree) 01' 19" E a distance of 1,178.29 feet to a point; run thence S 00(degree) 59' 05" W a distance of 1,183.50 feet to a point located along said northern right-of-way line of Interstate 285; run thence in a generally southwesterly direction along said northern right-of-way line of Interstate 285 the following courses and distances; S 69(degree) 56' 48" W a distance of 397.59 feet to a point; S 80(degree) 03' 05" W a distance of 839.96 feet to a point, said point being the TRUE POINT OF BEGINNING.

The above-described property, consisting of 40.7803 acres, is more particularly shown on, and described according to, that certain Composite Plat prepared for Ravinia II Associates and Bogamij N. V. and Ticor Title Insurance Company, by Hill-Fister Engineers, Inc., Randy L. Tibbitts, G.R.L.S. No. 2137, dated August 5, 1985, last revised November 13, 1985, said plat being incorporated herein by this reference, and made a part of this description.

LESS AND EXCEPT

ALL THAT TRACT OR PARCEL OF LAND lying and being in Land Lot 347 of the 18th District of DeKalb County, Georgia, containing 2.5653 acres and being designated as Lot "A" is more particularly shown on, and described according to that certain Lot Designation Plat (Lot "A") prepared for Ravinia I Associates, Bogamij N.V., and Ticor Title Insurance Company, by Hill-Fister Engineers, Inc., Randy L. Tibbitts, G.R.L.S. No. 2137, dated July 31, 1984, last revised November 13, 1985, recorded in Plat Book 81, page 14, DeKalb County, Georgia Records, which plat is incorporated herein by this reference and hereby made a part of this description.


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AND LESS AND EXCEPT:

ALL THAT TRACT OR PARCEL OF LAND lying and being in Land Lot 347 of the 18th District of DeKalb County, Georgia, containing 2.4561 acres and being designated as Lot "A", is more particularly shown on, and described according to that certain Lot Designation Plat (Lot "B") prepared for Ravinia II Associates, Bogamij N.V., and Ticor Title Insurance Company, by Hill-Fister Engineers, Inc., Randy L. Tibbitts, G.R.L.S. No. 2137, dated October 8, 1985, last revised November 13, 1985, recorded in Plat Book 81, page 13, DeKalb County, Georgia Records, which plat is incorporated herein by this reference and hereby made a part of this description.

AND LESS AND EXCEPT:

ALL THAT TRACT OR PARCEL OF LAND lying and being in Land Lot 347 of the 18th District of DeKalb County, Georgia, being more particularly described as follows:

BEGINNING at a concrete monument found at the intersection of the eastern right-of-way line of Ashford-Dunwoody Road (having a variable right-of-way width), with the northern right-of-way line of Interstate Highway No. 285; run thence in a generally northwesterly, northerly and northeasterly direction along the eastern right-of-way line of Ashford-Dunwoody Road the following courses and distances: N 43(degree) 24' 55" W a distance of 45.55 feet to an iron pin; thence N 17(degree) 28' 40" W a distance of 327.10 feet to an iron pin; thence along the arc of a 1,049.746 foot radius curve concave to the right (having a chord bearing N 01(degree) 38' 28" E and a length of 687.64 feet) an arc distance of 700.57 feet to an iron pin; thence N 20(degree) 45' 35" E a distance of 240.44 feet to an iron pin placed, said iron pin placed being the TRUE POINT OF BEGINNING. From the TRUE POINT OF BEGINNING as thus established, continue along the eastern right-of-way line of Ashford-Dunwoody Road N 20(degree) 45' 35" E a distance of 247.16 feet to an iron pin found; thence leaving the eastern right-of-way line of Ashford-Dunwoody Road, run S 89(degree) 01' 19" E a distance of 203.03 feet to an iron pin placed; thence S 35(degree) 15' 35" W a distance of 280.25 feet to an iron pin placed; thence S 63(degree) 00' 35" W a distance of 88.93 feet to an iron pin placed; thence N 47(degree) 45' 59" W a distance of 58.12 feet to an iron pin placed; thence N 69(degree) 14' 06" W a distance of 7.00 feet to an iron pin placed, said iron pin placed being the TRUE POINT OF BEGINNING.

The above-described property contains .9417 acres and is shown on, and described according to that certain Survey of Police Precinct Parcel for Hines Atlanta Limited, prepared by Hill-Fister Engineers, Inc., Randy Lamon Tibbitts, G.R.L.S. No. 2137, dated May 10, 1985, which survey is incorporated herein by this reference and made a part of this description.

AND LESS AND EXCEPT:

ALL THAT TRACT OR PARCEL OF LAND lying and being in Land Lot 347 of the 18th District of DeKalb County, Georgia, contains 4.5857 acres and is shown as Hotel Site (Includes Water Feature Site) on, and described according to that certain Lot Designation Plat (Hotel Site) prepared for Hines Atlanta Limited and HT/Hines Ravinia Associates, Ltd., prepared by Hill-Fister Engineers, Inc., Randy L. Tibbitts, G.R.L.S. No. 2137, dated June 27, 1984, recorded in Plat Book 77, page 161, DeKalb County, Georgia Records, which certain Lot Designation Plat (Hotel Site) is incorporated herein by this reference and hereby made a part of this description.


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AND LESS AND EXCEPT:

ALL THAT TRACT OR PARCEL OF LAND lying and being in Land Lot 347 of the 18th District of DeKalb County, Georgia, contains 3.7595 acres (163,763 square feet) and is shown as Lot C on and described according to that certain Lot Designation Plat (Lot C) prepared for Ravinia III Associates Limited Partnership and Ticor Title Insurance Company by Hill-Fister Engineers, Inc., James R. Fister, G.R.L.S. No. 1821, dated September 14, 1989, recorded in Plat Book 90, page 38, DeKalb County, Georgia Records, which survey is incorporated herein and by this reference made a part hereof.


PARCEL THREE (OPEN SPACE/SCENIC EASEMENT)

A non-exclusive easement for the purpose of preserving open space and maintaining such open space as a visual appurtenance, as more fully described in that certain Easement Agreement, dated as of August 1, 1984, by and between Hines Atlanta Limited, a Georgia limited partnership, and Hines Ravinia I, Ltd., a Georgia limited partnership, recorded at Deed Book 5037, page 115, DeKalb County, Georgia Records, as said easement is amended by Amendment to Limited Warranty Deed with Easements, Restrictions, Reservations, Release and Grant of Development Rights dated December 13, 1996, between Hines Atlanta Limited and Ravinia III Associates Limited Partnership, recorded at Deed Book 9254, page 693, DeKalb County, Georgia records. The foregoing easements are more fully described in that certain Limited Warranty Deed with Easements, Restrictions, Reservations, Release and Grant of Development Rights, from Hines Atlanta Limited, a Georgia limited partnership, to Ravinia III Associates Limited Partnership, dated September 28, 1989, recorded at Deed Book 6532, page 201, as amended by Amendment to Limited Warranty Deed with Easements, Restrictions, Reservations, Release and Grant of Development Rights, dated December 13, 1996, recorded at Deed Book 9254, page 693, aforesaid records; as affected by Memorandum of Agreement and Second Amendment to Limited Warranty Deed between Hines Atlanta Limited, a Georgia limited partnership, dated as of August 25, 1997, recorded in Deed Book 10696, Page 690, aforesaid Records.


PARCEL FOUR

Easements, rights and appurtenances inuring to the benefit of and running with the title to the insured land under that certain Restated Declaration of Covenants, Conditions and Restrictions for Ravinia, dated July 5, 1984, and recorded at Deed Book 5017, page 266, aforesaid records, as modified by Release of Utility Easement Area, dated August 2, 1984, and recorded at Deed Book 5037, page 214, aforesaid records, and as further modified by Release of Utility Easement Area as contained in Limited Warranty Deed with Easements, Restrictions, Release and Grant of Development Rights from Hines Atlanta Limited to Ravinia III Associates Limited Partnership, dated September 28, 1989, and recorded at Deed Book 6532, page 201, aforesaid Records.


PARCEL FIVE

Easements, rights and appurtenances inuring to the benefit of and running with the title to the insured land under that certain Storm Sewer, Construction and Encroachment Easement Agreement between Ravinia II Associates and Ravinia III Associates Limited Partnership, dated September 28, 1989, and recorded at Deed Book 6532, page 242, aforesaid Records.


                                       11
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PARCEL SIX

Easements, rights and appurtenances inuring to the benefit of and running with the title to the insured land under that certain Encroachment Easement from Hines Atlanta Limited and Ravinia Property Owners Association, Inc., to Ravinia III Associates Limited Partnership, dated December 13, 1996, and recorded at Deed Book 9254, page 735, DeKalb County, Georgia Records. NOTE: This Policy insures that, so long as said Encroachment Easement remains in effect, the improvements may remain so long as they shall stand, and that if the same are damaged or destroyed, they may be replaced in substantially the same condition and location.


PARCEL SEVEN (COMMUNICATION LINE EASEMENT)

Non-exclusive easement, rights and appurtenances inuring to the benefit of and running with the title to the insured land under that certain Communication Line Easement Agreement between Hines Atlanta Limited and Ravinia Property Owners Association, Inc. and Ravinia III Associates Limited Partnership, dated June 30, 1995, and recorded at Deed Book 9254, page 698, DeKalb County, Georgia Records.


PARCEL EIGHT (SIGN EASEMENT)

Non-exclusive easement, rights and appurtenances inuring to the benefit of running with the title to the insured land under that certain Sign Easement Agreement between Hines Atlanta Limited and Ravinia III Associates Limited Partnership, dated December 13 1996, and recorded at Deed Book 9254, page 722, DeKalb County, Georgia Records.


PARCEL NINE (GENERAL UTILITY LINE EASEMENT)

Non-exclusive easement, rights and appurtenances inuring to the benefit of and running with the title to the insured land under that certain General Utility Line Easement (and subject to terms and conditions contained therein) from Hines Atlanta Limited and Ravinia Property Owners Association, Inc. to Ravinia III Associates Limited Partnership, dated December 13, 1996, and recorded at Deed Book 9254, page 763, DeKalb County, Georgia.







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